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As filed with the Securities and Exchange Commission on June 23, 2017

Post-Effective amendment No. 1 to Registration No. 333-217170
Post-Effective Amendment No. 3 to Registration No. 333-213147

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 on
FORM F-3
To
FORM F-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CANADIAN IMPERIAL BANK OF COMMERCE
(Exact Name of Registrant as Specified in Its Charter)

Not Applicable
(Translation of Registrant's name into English)

Canada (State or other jurisdiction of incorporation or organization)	Commerce Court Toronto, Ontario Canada, M5L 1A2	13-1942440 (I.R.S. Employer Identification Number)
Tel: 416-980-2211
	(Address and telephone number of Registrant's principal executive offices)	6029 (Primary Standard Industrial Classification Code Number)

Michael G. Capatides
Senior Executive Vice-President, Chief Administrative Officer and General Counsel
Canadian Imperial Bank of Commerce
425 Lexington Avenue—3rd Floor
New York, New York, USA 10017
212-667-8301
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:
James B. Carlson Reb D. Wheeler David S. Bakst Mayer Brown LLP 1221 Avenue of the Americas New York, New York 10020 +1 212-506-2500	Robert J. Richardson Canadian Imperial Bank of Commerce Commerce Court Toronto, Ontario Canada, M5L 1A2 Tel: 416-980-2211

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this post-effective amendment to the Registration Statement.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☒	Accelerated Filer ☐	Non-Accelerated Filer ☐ (Do not check if smaller reporting company)	Smaller Reporting Company ☐

           Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

           If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

           All filing fees payable in connection with the securities on this Registration Statement were previously paid on August 15, 2016 and April 6, 2017.

           The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

        Canadian Imperial Bank of Commerce, a Schedule I Bank under the Bank Act (Canada) ("CIBC", the "registrant", "we" or "our"), hereby amends its Registration Statement on Form F-4 (Registration No. 333-217170) filed under the Securities Act of 1933, as amended, with the Securities and Exchange Commission on April 6, 2017, as amended by Pre-Effective Amendment No. 1 to the Registration Statement on Form F-4 filed on April 10, 2017 (the "Registration Statement"), by filing this Post-Effective Amendment No. 1 on Form F-3 (this "Form F-3"). Such Registration Statement was filed as Post-Effective Amendment No. 1 to Registration No. 333-213147, filed on August 15, 2016, as amended by Amendment No. 1 filed on October 4, 2016 and Amendment No. 2 filed on October 25, 2016. PrivateBancorp, a Delaware corporation ("PrivateBancorp") merged with and into CIBC Holdco Inc., a Delaware corporation ("Holdco"), effective June 23, 2017, pursuant to the Agreement and Plan of Merger, dated as of June 29, 2016, as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of March 30, 2017 and Amendment No. 2 to Agreement and Plan of Merger, dated as of May 4, 2017 (the "Merger Agreement"). This Form F-3 contains an updated prospectus relating to the offer and sale of CIBC common shares, without nominal or par value, in connection with the exercise of certain outstanding options held by former employees of PrivateBancorp, Inc. and its subsidiaries and in connection with purchases by former employees of PrivateBancorp, Inc. and its subsidiaries under the PrivateBancorp, Inc. Savings, Retirement & Employee Stock Ownership Plan, as follows:

            (i)  At the effective time of the merger, each PrivateBancorp option, whether vested or unvested, that was outstanding and unexercised immediately prior to the effective time of the merger was converted automatically into an option to purchase CIBC common shares on the terms specified in the Merger Agreement; and

           (ii)  Certain former employees have the right to purchase CIBC common shares using the cash portion of the merger consideration they receive for PrivateBancorp shares held in their employer stock fund accounts at the effective time of the merger, and/or balances they hold in other accounts, of the PrivateBancorp, Inc. Savings, Retirement & Employee Stock Ownership Plan.

        This Post-Effective Amendment is being filed to convert 120,000 CIBC common shares covered by the Form F-4 to be covered by this Form F-3.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 23, 2017

CANADIAN IMPERIAL BANK OF COMMERCE

120,000 common shares, without par value

        This prospectus relates to 120,000 common shares of Canadian Imperial Bank of Commerce ("CIBC", "we" or "our"), without par value, which may be offered and sold pursuant to (i) outstanding options to purchase CIBC common shares under the PrivateBancorp, Inc. 2007 Long-Term Incentive Compensation Plan and the PrivateBancorp, Inc. Amended and Restated 2011 Incentive Compensation Plan (the "Incentive Compensation Plans") held by persons who were former employees of PrivateBancorp, Inc., a Delaware corporation ("PrivateBancorp") and its subsidiaries on June 23, 2017 (the "Former Employees"), the date that PrivateBancorp was merged into a wholly owned subsidiary of CIBC (the "Merger") and options to purchase shares of common stock of PrivateBancorp became options to purchase common shares of CIBC and (ii) the right of Former Employees who have accounts in the PrivateBancorp, Inc. Savings, Retirement & Employee Stock Ownership Plan as Amended and Restated Effective Generally as of February 1, 2016 (the "KSOP") to use the cash portion of the Merger consideration received for PrivateBancorp shares held in employer stock funds, and/or balances in other accounts, of the KSOP to purchase additional CIBC common shares at market price.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        CIBC common shares trade under the symbol "CM" on the Toronto Stock Exchange ("TSX") and the New York Stock Exchange ("NYSE").

        Investing in our common shares involves risks. See "Risk Factors" on page 1, and under similar headings in other documents that are incorporated by reference into this prospectus.

The date of this prospectus is June 23, 2017.

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RISK FACTORS

        Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from CIBC's Annual Report on Form 40-F for the fiscal year ended October 31, 2016 (the "2016 Annual Report"), including the categories of risks identified and discussed in the "Management of risk" section of CIBC's management's discussion and analysis included in the 2016 Annual Report (the "2016 Management's Discussion and Analysis"), the "Management of risk" section of CIBC's management's discussion and analysis for the three- and six-month periods ended April 30, 2017 (the "Q2 2017 Management's Discussion and Analysis"), and from time to time in other filings with the SEC. We encourage you to read these risk factors in their entirety. In addition to these risks, other risks and uncertainties not presently known to us or that we currently deem immaterial may also adversely affect our business operations and financial condition. Such risks could cause actual results to differ materially from anticipated results. This could cause the trading price of our common shares to decline, perhaps significantly, and you may lose part or all of your investment.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, including the documents that are incorporated by reference, contains forward-looking statements within the meaning of certain securities laws, including the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995 and any applicable Canadian securities legislation.

        These statements include, but are not limited to, statements about the operations, business lines, financial condition, risk management, priorities, targets, ongoing objectives, strategies, the regulatory environment in which we operate and our outlook for calendar year 2017 and subsequent periods. Forward-looking statements are typically identified by the words "believe", "expect", "anticipate", "intend", "estimate", "forecast", "target", "objective" and other similar expressions or future or conditional verbs such as "will", "should", "would" and "could". By their nature, these statements require us to make assumptions and are subject to inherent risks and uncertainties that may be general or specific. A variety of factors, many of which are beyond our control, affect our operations, performance and results, and could cause actual results to differ materially from the expectations expressed in any of our forward-looking statements. These factors include: credit, market, liquidity, strategic, insurance, operational, reputation and legal, regulatory and environmental risk; the effectiveness and adequacy of our risk management and valuation models and processes; legislative or regulatory developments in the jurisdictions where we operate, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations issued and to be issued thereunder, the Organisation for Economic Co-operation and Development Common Reporting Standard, and regulatory reforms in the United Kingdom and Europe, the Basel Committee on Banking Supervision's global standards for capital and liquidity reform, and those relating to bank recapitalization legislation and the payments system in Canada; amendments to, and interpretations of, risk-based capital guidelines and reporting instructions, and interest rate and liquidity regulatory guidance; the resolution of legal and regulatory proceedings and related matters; the effect of changes to accounting standards, rules and interpretations; changes in our estimates of reserves and allowances; changes in tax laws; changes to our credit ratings; political conditions and developments, including changes relating to economic or trade matters; the possible effect on our business of international conflicts and the war on terror; natural disasters, public health emergencies, disruptions to public infrastructure and other catastrophic events; reliance on third parties to provide components of our business infrastructure; potential disruptions to our information technology systems and services; increasing cyber security risks which may include theft of assets, unauthorized access to sensitive information, or operational disruption; social media risk; losses incurred as a result of internal or external fraud; anti-money laundering; the accuracy and completeness of information provided to us concerning clients and

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counterparties; the failure of third parties to comply with their obligations to us and our affiliates or associates; intensifying competition from established competitors and new entrants in the financial services industry including through internet and mobile banking; technological change; global capital market activity; changes in monetary and economic policy; currency value and interest rate fluctuations, including as a result of market and oil price volatility; general business and economic conditions worldwide, as well as in Canada, the U.S. and other countries where we have operations, including increasing Canadian household debt levels and global credit risks; our success in developing and introducing new products and services, expanding existing distribution channels, developing new distribution channels and realizing increased revenue from these channels; changes in client spending and saving habits; our ability to attract and retain key employees and executives; our ability to successfully execute our strategies and complete and integrate acquisitions and joint ventures; the risk that expected synergies and benefits of the acquisition of PrivateBancorp, Inc. will not be realized within the expected time frame or at all; and our ability to anticipate and manage the risks associated with these factors.

        This list is not exhaustive of the factors that may affect any of our forward-looking statements. Additional information about these factors can be found in the "Management of Risk" sections of our 2016 Annual Report and our 2017 Second Quarter Report (each as defined below), each of which is incorporated by reference in this prospectus. These and other factors should be considered carefully and readers should not place undue reliance on our forward-looking statements. We do not undertake to update any forward-looking statement that is contained in this prospectus or the documents incorporated by reference, except as required by law.

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 CANADIAN IMPERIAL BANK OF COMMERCE

        CIBC is a diversified financial institution governed by the Bank Act (Canada) (the "Bank Act"). CIBC's registered and head office is located in Commerce Court, Toronto, Canada, M5L 1A2. CIBC was formed in 1961 through the amalgamation of The Canadian Bank of Commerce (originally incorporated in 1858) and Imperial Bank of Canada (originally incorporated in 1875).

        Additional information with respect to CIBC's businesses is included in the documents incorporated by reference into this prospectus. See "Documents Incorporated by Reference" in this prospectus.

COMMON SHARE MARKET PRICE AND DIVIDEND INFORMATION

        CIBC common shares are listed on the Toronto Stock Exchange ("TSX") and the New York Stock Exchange ("NYSE") under the trading symbol "CM." The table below sets forth, for the periods indicated, the per share high and low closing prices for CIBC common shares as reported on the TSX and the NYSE. TSX closing prices of CIBC common shares are presented in Canadian dollars, and the NYSE closing prices of CIBC common shares are presented in U.S. dollars. The following table uses calendar year end and calendar quarters, but it should be noted that CIBC's fiscal year end is October 31.

	CIBC common shares TSX (in C$)		CIBC common shares NYSE (in US$)
	High	Low	High	Low
Annual information for the past five calendar years
2012	82.49	69.70	83.40	67.10
2013	91.58	74.10	87.22	70.23
2014	107.16	85.49	97.61	77.14
2015	102.74	86.00	85.28	64.73
2016	112.00	83.33	85.28	57.54
Quarterly information for the past two years and subsequent quarters:
2015, quarter ended
June 30	97.62	91.49	81.23	72.47
September 30	96.69	86.00	73.66	64.73
December 31	102.74	91.19	77.94	65.87
2016, quarter ended
March 31	98.98	83.33	76.13	57.54
June 30	104.19	95.12	82.08	72.43
September 30	104.46	96.84	80.75	74.32
December 31	112.00	97.76	85.28	72.96
2017, quarter ended
March 31	119.86	110.38	91.10	82.46
June 30 (through June 21)	115.89	104.87	86.46	77.61
Monthly information for the most recent six months
December 2016	112.00	108.34	85.28	81.38
January 2017	113.16	110.38	86.29	82.46
February 2017	119.40	111.61	91.10	85.71
March 2017	119.86	113.78	89.30	85.31
April 2017	115.89	109.71	86.46	80.61
May 2017	109.57	105.24	80.16	77.92
June 2017 (through June 21)	107.43	104.87	80.80	77.61

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        Fluctuations in the exchange rate between the Canadian dollar and the U.S. dollar will affect any comparisons of CIBC common shares traded on the TSX and CIBC common shares traded on the NYSE.

        The following table presents the last reported closing sale price per share of CIBC common shares on the TSX and the NYSE on (a) May 3, 2017, the last full trading day prior to the public announcement by CIBC and PrivateBancorp of the execution of the second amendment to the merger agreement, and (b) June 21, 2017, the last full trading day for which this information could be calculated prior to the date of this prospectus.

	CIBC common shares TSX	CIBC common shares NYSE
	(C$)	(US$)
May 3, 2017	109.14	79.58
June 21, 2017	105.44	79.23

        The table below sets forth the dividends declared per CIBC common share for the fiscal years ended 2012, 2013, 2014, 2015 and 2016. CIBC's fiscal year end is October 31.

Fiscal Year Ended	CIBC (C$)(1)
2012	3.64
2013	3.80
2014	3.94
2015	4.30
2016	4.75
2017 (through June 21)	3.78

(1)
CIBC dividends declared during fiscal quarters ended January 31, April 30, July 31 and October 31. CIBC's dividends are declared and payable in Canadian dollars. Common shareholders with addresses in the United States receive dividends in U.S. dollars unless they elect otherwise.

USE OF PROCEEDS

        We will not receive any proceeds from the sale of our common shares covered by this prospectus other than proceeds from the exercise of the options granted under the Incentive Compensation Plans held by persons who are Former Employees whose underlying common shares are covered by this prospectus. We have no plans for the application of any of these proceeds other than for general corporate purposes. We have no assurance that any of the options will be exercised.

PLAN OF DISTRIBUTION

        We are offering 120,000 CIBC common shares issuable upon the exercise of the options granted under the Incentive Stock Plans and in connection with the purchases under the KSOP, each as described herein.

        Pursuant to the terms of the applicable options, CIBC common shares will be issued to those option holders who elect to exercise and provide payment of the exercise price. Similarly, CIBC common shares will be issued to those Former Employees who elect to reinvest the cash proceeds received in the Merger with respect to common shares of PrivateBancorp that were held in employer stock fund accounts of the KSOP and/or the balances held in other accounts of the KSOP. We do not know if or when the options will be exercised or if or how many CIBC common shares will be purchased to the KSOP. We also do not know whether any of the common shares acquired upon exercise of any options or upon purchases under the KSOP will subsequently be resold.

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 ADDITIONAL INFORMATION WITH RESPECT TO THE INCENTIVE COMPENSATION PLANS

        The Company is providing this prospectus to Former Employees who have options outstanding under an Incentive Compensation Plan. Former Employees have previously been sent a summary of how equity awards will be treated as a result of the Merger and a copy of that document is attached as Exhibit A hereto. Former Employees who have outstanding options should refer to Exhibit A for a description of how the exercise price of options will be adjusted as a result of the Merger and how the number of CIBC common shares issuable upon the exercise of options will be calculated, as well as a description of the tax implications.

        You should also discuss your options with your tax and/or financial advisor before you take any action. If you are resident outside of the United States you should discuss the tax consequences of participation with a tax and/or financial advisor in your jurisdiction.

        The foregoing discussion is qualified in its entirety by the full text of the Incentive Compensation Plans, which have been incorporated by reference in the registration statement.

ADDITIONAL INFORMATION WITH RESPECT TO THE KSOP

        The Company is providing this prospectus to Former Employees who participated in employer stock fund of the KSOP prior the Merger to provide them the opportunity to reinvest the cash consideration received in the Merger with respect to PrivateBancorp common shares held through such fund in CIBC common shares represented by the "CIBC Common Shares Fund" of the KSOP.

        All participants of the KSOP have previously been sent a notice regarding the impact of the CIBC merger on the KSOP dated May 12, 2017 and a Q&A summary relating to the KSOP (the "Notice"), and a Q&A summary relating to the net unrealized appreciated issue described below (the "NUA Notice") has been made available. These documents also contain important information which you should take into consideration when making your decision.

        As explained in the Notice, as of the date CIBC acquired PrivateBancorp, each share of PrivateBancorp common stock that you had in the employer stock fund of the KSOP (the "Stock Fund") was automatically converted into (i) .4176 shares of CIBC common shares (such CIBC common shares shall be held in the Stock Fund after the closing of the Merger with the Stock Fund referred to as the "CIBC Common Shares Fund") and (ii) a cash payment of $27.20 (fractional CIBC shares will be paid in cash) (the "Cash Proceeds"). Unless you made a new election, the Cash Proceeds will be invested in the applicable target retirement date (default) fund (the "Applicable Target Date Fund"). This prospectus now offers you the opportunity to exchange your Cash Proceeds in the Applicable Target Date Fund for CIBC common shares held in the CIBC Common Shares Fund. The price for each common share so purchased will be the applicable purchase price of a CIBC common share on the NYSE at the time the purchase is made on your behalf by the Principal Financial Group at the time described in the following sentences. If you make your request to transfer Cash Proceeds from the Applicable Target Date Fund, or other applicable investment, into the CIBC Common Shares Fund and such request is received by the Principal Financial Group by 3:00 p.m. CST on a business day, then your investment in the Applicable Target Date Fund, or other applicable investment, will be liquidated the same day using the applicable price at the end of such day, and the purchase trade into the CIBC Common Shares Fund will be part of one group transaction during the next applicable business day at 10:00 a.m. CST. If you make your request to transfer Cash Proceeds from the Applicable Target Date Fund, or other applicable investment, into the CIBC Common Shares Fund and such request is received by the Principal Financial Group after 3:00 p.m. CST on a business day or at any time on a non-business day, then your investment in the Applicable Target Date Fund, or other applicable investment, will be liquidated the next applicable business day using the applicable price at the end of such day, and the purchase trade into the CIBC Common Shares Fund will be part of one group

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transaction during the next applicable business day at 10:00 a.m. CST following such day on which liquidation has occurred.

        Net unrealized appreciation ("NUA") is the difference between the price you initially paid for PrivateBancorp common stock (its cost basis) in the Stock Fund and the current market value of CIBC common shares held in the CIBC Common Shares Fund. With respect to common shares distributed from the KSOP in a lump sum distribution in connection with the occurrence of certain events such as separation from service, attainment of age 59 1/2, death or disability, NUA is not subject to tax until the company stock is sold and it is not subject to an early withdrawal penalty. When the stock is sold, the NUA is subject to tax at capital gains rates—not ordinary income tax rates, which can be much higher. If you don't preserve your NUA, all distributions will be taxed at your current income tax rate.

        If you want to preserve your maximum NUA for tax purposes, you must take the Cash Proceeds in your Applicable Target Date Fund and use it to purchase CIBC common Shares to be held in the CIBC Common Shares Fund no later than September 21, 2017 by making such request to the Principal Financial Group no later than 3:00 p.m. CST on September 20, 2017. You can take the Cash Proceeds in your Applicable Target Date Fund and use it to purchase CIBC common shares to be held in the CIBC Common Shares Fund on www.principal.com. If you leave the Cash Proceeds in the Applicable Target Date Fund beyond September 20, 2017 or exchange the Cash Proceeds into other investment options, you will no longer be able to retain the cost basis of your former PrivateBancorp shares now associated with the Cash Proceeds in the Applicable Target Date Fund.

        You may also purchase CIBC common shares in the KSOP using your balances from other accounts of the KSOP in accordance with the terms of the KSOP that applied prior to the Merger with respect to shares of PrivateBancorp common stock.

        For a more complete description of the KSOP, see the summary plan description/prospectus attached as Exhibit A to this prospectus and incorporated herein by reference. Exhibit A contains important information about the KSOP, including U.S. federal tax consequences of participation, and you should read that document carefully before making any decisions.

        You should also discuss your options with your tax and/or financial advisor before you take any action. If you are resident outside of the United States you should discuss the tax consequences of participation with a tax and/or financial advisor in your jurisdiction. Please note that the summary plan description/prospectus attached as Exhibit A is dated January 1, 2017 and does not reflect any changes related to the Merger Agreement. Note that the KSOP was amended on the day immediately prior to the Effective Time to provide that PrivateBancorp common stock and/or CIBC common shares acquired through the KSOP shall be acquired in the open market.

        The foregoing discussion is qualified in its entirety by the full text of the KSOP, including the amendment referred to above, which has been incorporated by reference in the registration statement.

        For more information, or if you need additional copies of the Notice and/or the NUA Notice please contact Patti Watters at 312-564-1441, Melanie Tracy at 312-564-1043, or the Principal Financial Group at (800) 547-7754. Additionally, for information regarding your account in the KSOP, you can elect to receive a paper statement on a quarterly basis or create an on-demand statement at any time through your account at www.principal.com or by calling the Principal Financial Group at (800) 547-7754.

VALIDITY OF CIBC COMMON SHARES

        The validity of the CIBC common shares to be issued in connection with the options and the KSOP described above has been passed upon for CIBC by Torys LLP (Toronto, Ontario, Canada). CIBC is being advised as to matters of U.S. law in respect of the merger by Mayer Brown LLP.

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 EXPERTS

        The consolidated financial statements of CIBC as at October 31, 2016 and for the years ended October 31, 2016, 2015 and 2014 incorporated in this prospectus from CIBC's annual reports on Form 40-F for the year ended October 31, 2016 and the effectiveness of internal control over financial reporting of CIBC as of October 31, 2016, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as stated in their reports which are incorporated by reference. Such consolidated financial statements have been so incorporated herein by reference in reliance upon the reports given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        CIBC files or furnishes annual reports, current reports and other information with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As CIBC is a "foreign private issuer," under the rules adopted under the Exchange Act it is exempt from certain of the requirements of the Exchange Act, including the proxy and information provisions of Section 14 of the Exchange Act and the reporting and liability provisions applicable to officers, directors and significant shareholders under Section 16 of the Exchange Act.

        You may read and copy any reports, statements or other information filed by CIBC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates, or from commercial document retrieval services.

        The SEC maintains a website that contains reports, proxy statements and other information, including those filed by CIBC, at www.sec.gov. You may also access the SEC filings and obtain other information about CIBC through the website maintained by CIBC at www.cibc.com.. The information contained in those websites is not incorporated by reference in, or in any way part of, this prospectus.

        CIBC files reports, statements and other information with the Canadian provincial and territorial securities administrators. CIBC filings are also electronically available to the public from the Canadian System for Electronic Document Analysis and Retrieval, the Canadian equivalent of the SEC's EDGAR system, at www.sedar.com.

DOCUMENTS INCORPORATED BY REFERENCE

        As allowed by SEC rules, this prospectus does not contain all the information you can find in the post-effective amendment on Form F-3 to the Registration Statement and the exhibits to the registration statement. In addition, the SEC allows CIBC to "incorporate by reference" information into this prospectus, which means that CIBC can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information included directly in this prospectus. This prospectus incorporates by reference the documents set forth below

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that CIBC has previously filed with the SEC, in each case to the extent filed and not furnished. These documents contain important information about the companies and their financial condition.

CIBC Filings with the SEC (File No. 1-14678)	Period and/or Filing Date
Annual Report on Form 40-F	Year ended October 31, 2016, as filed December 1, 2016
Report of Foreign Private Issuer on Form 6-K	Quarter ended April 30, 2017, as filed May 25, 2017
Report of Foreign Private Issuer on Form 6-K	Quarter ended January 31, 2017, as filed February 23, 2017
Report of Foreign Private Issuer on Form 6-K	Filed May 25, 2017 (with respect to CIBC's Computation of Ratio of Earnings to Fixed Charges)
Report of Foreign Private Issuer on Form 6-K	Filed May 25, 2017 (with respect to the reporting of the declaration of dividends)
Report of Foreign Private Issuer on Form 6-K	Filed May 16, 2017
Report of Foreign Private Issuer on Form 6-K	Filed May 4, 2017
Report of Foreign Private Issuer on Form 6-K	Filed March 30, 2017
Report of Foreign Private Issuer on Form 6-K	Filed March 10, 2017
Report of Foreign Private Issuer on Form 6-K	Filed December 13, 2016
Report of Foreign Private Issuer on Form 6-K	Filed December 1, 2016
Report of Foreign Private Issuer on Form 6-K	Filed December 1, 2016
Report of Foreign Private Issuer on Form 6-K	Filed December 1, 2016
Report of Foreign Private Issuer on Form 6-K	Filed December 1, 2016
Report of Foreign Private Issuer on Form 6-K	Filed November 4, 2016

        In addition, any documents filed on Form 40-F or furnished on Form 6-K (if and to the extent expressly provided therein) by CIBC with the SEC, after the date of the filing of this prospectus and prior to the completion or withdrawal of any offering hereunder or, if later, the date on which any of CIBC's affiliates ceases offering and selling the securities offered hereby, shall be deemed to be incorporated by reference in this prospectus and the registration statement of which this prospectus forms a part.

        Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        You can request a copy of the documents referred to above, excluding exhibits that are not specifically incorporated by reference herein, at no cost, by writing or telephoning us at Canadian Imperial Bank of Commerce, Commerce Court, Toronto, Ontario, Canada M5L 1A2, Attention: Investor Relations, telephone: (416) 980-6657.

8

 LIMITATIONS ON ENFORCEMENT OF U.S. LAWS AGAINST CIBC,
ITS MANAGEMENT AND OTHERS

        CIBC is a Canadian chartered bank. Many of its directors and executive officers, including many of the persons who signed the registration statement on Form F-3, of which this prospectus is a part, and some of the experts named in this document, are resident outside of the United States, and a substantial portion of CIBC's assets and all or a substantial portion of the assets of such persons are located outside of the United States. As a result, it may be difficult for United States investors to effect service of process within the United States upon such persons to enforce against them judgments of the courts of the United States predicated upon, among other things, the civil liability provisions of the federal securities laws of the United States. In addition, it may be difficult for United States investors to enforce, in original actions brought in courts in jurisdictions located outside of the United States, among other things, civil liabilities predicated upon such securities laws.

        CIBC has been advised by Torys LLP, its Canadian counsel, that a judgment of a United States court may be enforceable in Canada if: (a) there is a real and substantial connection between the events, persons and circumstances and the forum in which the United States proceedings occur such that the United States court properly assumed jurisdiction; (b) the United States judgment is final and conclusive and for a sum certain; (c) the defendant was properly served with originating process from the United States court; and (d) the United States law that led to the judgment is not contrary to Canadian public policy, as that term would be applied by a Canadian court. CIBC has been advised that in normal circumstances, only civil judgments and not other rights arising from United States securities legislation (for example, penal or similar awards made by a court in a regulatory prosecution or proceeding) are enforceable in Canada. The enforceability of a United States judgment in Canada will be subject to the requirements that: (i) an action to enforce the United States judgment must be commenced in the Canadian court within any applicable limitation period; (ii) the Canadian court has discretion to stay or decline to hear an action on the United States judgment if the United States judgment is under appeal or there is another subsisting judgment in any jurisdiction relating to the same cause of action; (iii) the Canadian court will render judgment only in Canadian dollars; and (iv) an action in the Canadian court on the United States judgment may be affected by bankruptcy, insolvency or other laws of general application limiting the enforcement of creditors' rights generally. The enforceability of a United States judgment in Canada will be subject to the following defenses: (i) the United States judgment was obtained by fraud or in a manner contrary to the principles of natural justice; (ii) the United States judgment is for a claim which under the law of the applicable Canadian province would be characterized as based on a foreign revenue, expropriatory, penal or other public law; (iii) the United States judgment is contrary to the public policy of the applicable Canadian province or to an order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada) in respect of certain judgments referred to in these statutes; and (iv) the United States judgment has been satisfied or is void or voidable under United States law.

9

 EXPENSES OF ISSUANCE

        The following table sets forth the estimated expenses in connection with the offering described in this prospectus.

Amount to be Paid
Securities and Exchange Commission filing fee	$—
Legal fees and expenses	$15,000
Accounting fees and expenses	$10,000
Printing expenses	$10,000

Total expenses	$35,000

        CIBC will pay all of the above fees and expenses. All expenses are estimated.

10

Exhibit A

As sent on June 9, 2017

        The PrivateBank will soon become part of the CIBC family and upon closing of the merger your equity awards will be replaced with an equivalent CIBC equity award with substantially the same terms and conditions. Below is a description of each equity award type and what you can expect as a result of the CIBC merger.

STOCK OPTIONS

Description of Award

        An option is a right to purchase stock at a specified price (called the option price or exercise price), for a specified period of time after the option vests but no later than 10 years from the grant date.

Impact of merger

        At the effective time of the merger, each outstanding and unexercised PrivateBancorp stock option (whether vested or unvested) that you have in effect prior to the merger closing will:

•

automatically be converted into a CIBC stock option

•

have the same vesting schedule and exercise period

Vesting

        There is no change to your vesting schedule as a result of the merger, other than the enhancement described on this page. Stock options that are not yet vested will vest 100% three years after their original grant date, subject to continued employment through the vesting date with certain exceptions specified in the applicable grant agreement. Stock options granted on:

•

February 20, 2015 fully vest March 1, 2018

•

February 19, 2016 fully vest March 1, 2019

Conversion Formula

        The number of shares subject to each option and the per share exercise price will change when the option is converted to a CIBC option; however the total in-the-money value immediately before and after the conversion will remain the same except for differences due to rounding.

        The conversion of the your equity awards, including stock options, is based on an equity award exchange ratio equal to the sum of .4176 (the stock exchange ratio in the merger) and the quotient of the merger cash component of $27.20 divided by CIBC's volume-weighted average trading price for the ten day period prior to closing (measured in the manner described in the Merger Agreement). Solely for purposes of the hypothetical examples included in this summary, CIBC's 10-day volume-weighted average stock price ending on the day prior to closing is assumed to be $78.

How to determine the new number of CIBC options

        Here's how the conversion will work using an example of an option to purchase 1,000 shares of common stock of PrivateBancorp at an exercise price of $30 per share:

# PrivateBancorp Stock Option	X	Equity Award Exchange Ratio	=	# CIBC Stock Options
1,000	X	.7663	=	766 (Round down to even share)

How to determine the exercise price for your CIBC options

        The new CIBC exercise price is equal to the PrivateBancorp Exercise Price ÷ Equity Award Exchange Ratio. If the PrivateBancorp exercise price was $30 per share, the new exercise price for the CIBC stock option would be $39.15 per share determined as follows:

  •
  $30 divided by 0.7663 = $39.15 (round up to nearest penny)

Value Comparison

        This example compares the value of PrivateBancorp stock options immediately prior to the closing to the value of CIBC replacement options immediately after the closing:

Options	# Options	Exercise Price	Stock Price		Value
PrivateBancorp	1,000	$30.00	$59.77	*	$29,770
CIBC	766	$39.15	$78.00		$29,759

*
if CIBC stock is trading at $78 at closing, the implied value of PrivateBancorp stock based on the merger consideration is $59.77

RESTRICTED STOCK AWARDS/UNITS (UNVESTED) (NON-OPCO ONLY)

Description of Award

        PrivateBancorp restricted stock awards (PVTB RSAs) represent a specific number of shares of common stock delivered at the time of grant, and restricted stock units (RSUs) represent a commitment from the Bank to deliver a specific number of shares of common stock in the future, in each case, at "no cost," and subject to the satisfaction of applicable service-based vesting requirements.

Impact of merger

        At the effective time, each outstanding and unvested PVTB RSA and RSU that you hold prior to the merger will:

•

be canceled and replaced with an equivalent CIBC award

•

have substantially the same terms and vesting schedule (except as noted in this summary and in the enhancement described on this page)

        New Feature:    On the vesting date, payments for RSUs will be made in cash, not CIBC shares. The cash value will be determined based on the average closing price of CIBC common stock on the Toronto Stock Exchange for the 10-day period prior to the vesting date.

•

For PVTB RSAs replaced with CIBC restricted stock, the awards will continue to be settled in CIBC shares.

Conversion Formula

        PVTB RSAs will be converted into CIBC restricted stock (rounded to the nearest whole share) and PVTB RSUs will be converted into CIBC cash-settled time-vested Restricted Share Awards (CIBC RSA Units) based on the following formula:

# PrivateBancorp shares × Equity Award Exchange Ratio = # of CIBC RSA Units

        The following provides an example of the conversion assuming 1,000 PVTB RSAs and RSUs:

  •
  RSAs: 1,000 PVTB RSAs × (.7663) = 766 CIBC restricted stock (round to even number of shares)

  •
  RSUs: 1,000 PVTB RSUs × (.7663) = 766.3 CIBC RSA Units

Value Comparison

        This example compares the value of PVTB RSAs/RSUs immediately prior to the closing to the value of CIBC replacement restricted stock/RSA Units immediately after the closing:

RSAs/RSUs	# RSAs/RSUs	Stock Price		Value
PVTB RSAs/RSUs	1,000	$59.77	*	$59,770
CIBC restricted stock	766	$78.00		$59,748
CIBC RSA Units	766.3	$78.00		$59,771

*
if CIBC stock is trading at $78.0 at closing, the implied value of PrivateBancorp stock based on merger consideration is $59.77

UNRESTRICTED SHARES HELD IN SOLIUM ACCOUNT

        PrivateBancorp shares held in your Share Purchase & Holdings account in Solium Shareworks will be treated the same as all other unrestricted, outstanding shares in the merger as follows: For each share you will receive cash consideration of $27.20 per share and 0.4176 shares of CIBC stock. For example, if you have 1,000 PrivateBancorp shares in this account, you will receive in exchange, 417 CIBC shares and $27,200 (plus consideration for the fractional (3/5th) share of CIBC stock). Solium will issue you a check for the cash consideration and mail it to you at the mailing address on record in Solium.

RESTRICTED STOCK UNITS—VESTED BUT UNSETTLED (OPCO ONLY)

Description of Award

        RSUs granted in 2014 through 2016 to OpCo members that provide for post-vesting delayed settlement.

Impact of merger

        At the effective time, the value of all such RSUs that are vested as of the closing date will be distributed in cash, along with accumulated dividends, within 10 days of closing. The cash payment will be based on the cash and stock merger consideration and the average stock price of CIBC for the 10 days prior to closing, which is assumed to be $78 solely for purposes of the following hypothetical example and will be subject to applicable tax withholding:

# PrivateBancorp vested RSUs	1,000

X Per Unit Total Cash Consideration	x	$27.20 + (.4176 × $78)

Cash distribution (before dividends and tax withholding)	$59,772.80

        For unvested RSUs granted in 2015-2017, the PVTB RSUs will convert on the closing date to CIBC cash-settled RSA Units illustrated in the following example:

  •
  1,000 PVTB RSUs × (.7663) = 766.3 CIBC RSA Units

        These awards will vest and be cash-settled (based on CIBC average price prior to settlement) as follows:

Grant Date	% Unvested	Remaining Vesting Dates	Payment Date
Feb 2015	One-Third	March 2018	March 2021
Feb 2016	Two-Thirds	March 2018, March 2019	March 2022
Feb 2017	Full Award	March 2018, March 2019, March 2020	Promptly following the vest dates

PERFORMANCE SHARE UNITS (OPCO AND EXCO ONLY)

Description of Award

        PrivateBancorp (PVTB) Performance share units ("PSUs") are awards representing the right to receive a specified number of shares of common stock in the future at "no cost", which are earned based on achievement of metrics established at the beginning of each 3-year performance period.

Impact of merger

        PSUs granted in 2014:    The award will be cashed out, including accrued dividends, within 10 days of the closing of the merger and the payment will be determined in a manner identical to vested RSUs, as described above.

        PSUs granted in 2013, 2015 and 2016:    The awards will be canceled and replaced with CIBC cash-settled RSA Units. The number of CIBC RSA Units that the PSUs will convert into will be based on the same equity exchange ratio formula as noted above (see "Restricted Stock Awards/Units (Unvested)") and illustrated in the following example:

  •
  PSUs: 1,000 PVTB PSUs × (.7663) = 766.3 CIBC RSA Units

        The delayed settlement periods will continue to apply for these awards. Dividends will accumulate and be paid out in cash at the time the PSUs are settled in cash.

Performance Results

        Both tranches of PSUs for 2013 and 2014 are fully vested and based on actual performance and were valued at the "maximum" level (150% of target for 2013 PSUs and 200% of target for 2014 PSUs).

        For PSUs granted in 2015 and 2016, the performance goals and the PrivateBank's achievement against these goals will no longer be applicable following the closing of the merger. The vesting dates of both tranches will not change and both awards will be valued at the "maximum" level (200% of target). These PSUs will convert into CIBC cash-settled RSA Units.

        The following is a summary of the treatment for each of the four tranches of PSUs granted 2013-2016:

PSU tranche	Valuation	Vesting Date	Payment Date On or About
2013 - 2015	150% of target	Fully vested	February 28, 2018
2014 - 2016	200% of target	Fully vested	Within 10 days of merger closing
2015 - 2017	200% of target	March 1, 2018	March 1, 2020
2016 - 2018	200% of target	March 1, 2019	March 1, 2021

TAX IMPACT OF CONVERSION

        The replacement of PrivateBancorp equity awards with CIBC equity awards will not be a taxable transaction.

  •
  When you exercise a CIBC stock option, the tax consequences will be similar to when PrivateBancorp stock options were exercised prior to the merger closing. Generally speaking, the in-the-money value of the option will be considered ordinary income (included on Form W-2) and subject to income tax withholding.

        The replacement of PrivateBancorp RSAs and RSUs with CIBC restricted stock or cash-settled RSA Units will also not be a taxable transaction.

  •
  When the CIBC restricted stock vests, and when CIBC RSA Units are cash-settled, the tax consequences will be similar to when PrivateBancorp RSAs or RSUs vested or were paid, respectively, prior to the merger closing. Generally speaking, the value of the stock or cash distribution will be considered ordinary income and subject to income tax withholding.

        For a more complete discussion of federal income tax consequences, see the PrivateBancorp, Inc. 2007 Long-Term Stock Incentive Compensation Plan and the Strategic Long-Term Incentive Compensation Plan Summary Description, dated as of December 2008 and the PrivateBancorp, Inc. Amended and Restated 2011 Incentive Compensation Plan Summary Plan Description.

Tax Implications for RSU Awards for Retirement Eligible Holders

        If you were retirement eligible on the grant date, or become retirement eligible during the vesting period of your award, the grant name for your award in Solium is denoted by "RE" (retirement eligible). Upon reaching the retirement eligibility date, the risk of forfeiture on the full, unvested award is eliminated subject to the conditions noted in the award agreement and the value of your RSU awards on such date is subject to FICA tax, which is payable only in cash at year-end using the closing stock price on that date. Therefore, FICA tax will be due in December of 2017 for the remaining tranches of the 2015 and 2016 RSU awards that benefit from the enhancement to the retirement provisions.

ADDITIONAL IMPORTANT INFORMATION

Equity Award Agreements

        Immediately following the merger close date, an Omnibus Award Amendment to certain PrivateBancorp Stock Option Agreements and Restricted Stock Unit Award agreements will become effective, which provides for more favorable treatment of the covered awards upon retirement. This omnibus amendment will be posted in the Documents Tab in your Solium Shareworks account and you should read it carefully to understand the application to your awards.

Solium Shareworks Account (Temporary Lockout Period for Conversion and FX Rate)

        To ensure the conversion process runs smoothly and accurately, Solium will need to temporarily freeze all activity in your Solium Shareworks account. The ability to electronically transfer your shares from your Share Purchase & Holdings account has been suspended as of June 7. The ability to transact (exercise options and sell stock on the open market) will not be allowed in Solium Shareworks beginning after 3:00 p.m. June 19 until July 6. We will notify you when the restrictions are lifted and all activity is reinstated.

        The look and feel of your Solium Shareworks account will be similar post-merger, however, CIBC cash-settled RSAs will be linked to the Toronto Stock Exchange (TSX) and a foreign currency exchange rate applied. The currency in your Solium account for these awards will be shown in CAD. Your replacement awards (PrivateBancorp RSAs and stock options replaced with CIBC RSAs and stock options) will continue to be linked to the New York Stock Exchange (NYSE) and will be shown in USD.

Whom do I contact if I have questions?

        Employee information sessions will be scheduled near the merger closing date. If you have questions, you may contact Patti Watters at 312-564-1441 (pwatters@theprivatebank.com) or Leah Williams at 312-564-2713 (lwilliams@theprivatebank.com).

        You are receiving this communication because you have previously been granted and still hold one or more equity awards pursuant to one of the following equity plans maintained by PrivateBancorp: the PrivateBancorp, Inc. 2007 Long-Term Incentive Compensation Plan, the PrivateBancorp, Inc. Strategic Long-Term Incentive Plan, and the PrivateBancorp, Inc. Amended and Restated 2011 Incentive Compensation Plan (collectively, the "PVTB Plans"). Pursuant to the terms of the PVTB Plans, the Compensation Committee of the Board of Directors of PrivateBancorp approved the conversion of the equity awards previously granted pursuant to the PVTB Plans pursuant to the Merger Agreementn as summarized in this communication. Such converted awards remain subject to the terms of the PVTB Plans and the terms of the applicable grant agreements previously provided to you, and such converted awards have been approved as Replacement Awards (as such term is defined in each of the PVTB Plans).

        In the event of a conflict between this summary and the terms of the Merger Agreement or the applicable award, plan or agreement, the Merger Agreement or the applicable award, plan or agreement will govern.

        All amounts set forth herein are based on the assumptions set forth herein and are estimates that are subject to change. This summary is for illustrative purposes only and not for the purpose of providing legal, financial, or tax advice regarding the treatment of your individual awards, plan or agreements. You should consult your personal tax advisor with respect to your particular tax position.

Exhibit B

PRIVATEBANCORP, INC.

SAVINGS, RETIREMENT & EMPLOYEE STOCK OWNERSHIP PLAN

SUMMARY PLAN DESCRIPTION

  IMPORTANT: THIS BOOKLET IS INTENDED TO PROVIDE A BRIEF AND UNDERSTANDABLE SUMMARY OF THE MOST CURRENT VERSION OF THE PRIVATEBANCORP, INC. SAVINGS, RETIREMENT & EMPLOYEE STOCK OWNERSHIP PLAN. IF THERE IS ANY CONFLICT BETWEEN THIS BOOKLET AND THE COMPLETE TEXT OF THE PLAN AND TRUST DOCUMENTS, THEN THOSE DOCUMENTS GOVERN.

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933, as amended.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities referred to herein or passed upon the accuracy or adequacy of this document. Any representation to the contrary is a criminal offense.

The date of this Summary Plan Description is January 1, 2017.

i

1.  Basic Plan Information

        The PrivateBancorp, Inc. Savings, Retirement & Employee Stock Ownership Plan (the "Plan") has been established by PrivateBancorp, Inc. (the "Company") to provide you, as an eligible employee, with additional income for your retirement. The Company is the Plan sponsor and the Plan Administrator is a Committee comprised of individuals designated by the Company who may at the Company's election be employees of the Company.

        The Plan is a qualified "defined contribution" profit sharing retirement plan, under which 401(k) Elective Deferral, Roth and Employer Contributions may be made and invested to provide benefits to eligible employees after their service with the Company (and all affiliated companies) ends because of retirement, disability, death, or other termination of employment. The Plan also includes provisions for a stock bonus plan that meets the requirements of a qualified employee stock ownership plan (or "ESOP"). This additional feature is referred to as the "ESOP Component," which consists of all Plan assets and funds that are invested in the common stock, no par value, of the Company ("Company Stock"). The "Profit Sharing Component" consists of all other Plan assets and funds unrelated to Company Stock investments.

        The Plan is designed primarily as a deferred compensation program that permits participants to make contributions to the Plan through payroll deductions on a "pre-tax" basis ("Elective Deferral Contributions"). Because such contributions reduce the amount of federal (and usually state) income tax that you would otherwise pay, they are often known as "pre-tax" contributions. Likewise, the earnings on your pre-tax and other contributions are not taxable to you until withdrawn. Eligible employees also may make rollover contributions right away, as described in Section 3 below.

        Alternatively, participants can designate in advance that their payroll deduction contributions be made to a Roth Account on an after-tax basis ("Roth Contributions"). In this case, the earnings on these contributions (along with the amount of the Roth Contributions) may be distributed tax-free if certain requirements are met.

        Effective January 1, 2015, new employees will be enrolled for Elective Deferral Contributions automatically once they are hired. The contribution level will start at 3% of compensation and thereafter will increase by 1% for each year of automatic enrollment until the level reaches 10% in the eighth year. An employee covered by automatic enrollment can "opt out" by changing his or her contribution level on a prospective basis. The employee can also elect to withdraw Elective Deferral Contributions made within the first 45 days of automatic enrollment. Once an employee makes any of these changes, he or she is no longer part of the automatic enrollment process.

        The Company may, at its discretion, make profit sharing contributions ("Discretionary Contributions") and matching contributions ("Matching Contributions") to the Plan on behalf of eligible employees.

        Participants' Elective Deferral and Roth Contributions are forwarded to Principal Financial Group ("The Principal"), the Plan's record keeper, after each payroll, and Principal credits these amounts to the Participant's account and invests these amounts in the investment options available under the Plan selected by the participant. A similar procedure applies to Employer contributions after they are made. However, all contributions that are designated to be invested in Company Stock are deposited into a trust fund. Currently, the trustee of the trust fund (the "Trustee") is Delaware Charter Guarantee & Trust Company, doing business under the trade name "Principal Trust Company."

        This updated Summary Plan Description ("SPD") summarizes the main features of the most current version of the Plan and is intended to answer many of your basic questions about the Plan. This SPD is not the Plan. It is a brief description of the Plan and your rights, obligations, and benefits under the Plan. This SPD is not meant to interpret, extend, or change the provisions of the Plan in any way. The provisions of the Plan may only be determined accurately by reading the actual Plan documents. In the event of any discrepancy between this SPD and the actual provisions of the Plan, the Plan documents (including the corresponding Trust agreement) shall govern. If you would like to obtain a copy of the Plan or related documents, please contact the Company's Human Resources Director or the Committee at c/o PrivateBancorp, Inc., 120 South LaSalle Street, Chicago, IL 60603, Telephone: (312) 564-2000.

        The Plan became effective on January 1, 1995, and has been amended on a number of occasions since that date. The Plan is maintained on a calendar—year basis, with the "Plan Year" corresponding to the calendar year (i.e., the Plan Year begins on January 1 and ends on December 31). In general, the version of the Plan that applies to you is that which is in effect on the date that you terminate employment, except as may be specifically provided in the Plan document or required under the Internal Revenue Code of 1986, as amended (the "Code"). Also, if you defer a distribution of your Plan benefits after you terminate employment, then your benefits will be invested and distributed in accordance with the current terms of the Plan.

        Many of the Plan's features can now be accessed electronically by participants through The Principal's website at www.principal.com (the "Principal Website"). You can also use its toll-free voice-response system by calling 1-800-547-7754 (the "Principal Voice Response System"). The Principal Voice Response System is available 24 hours a day, 7 days a week, and The Principal Retirement Specialists are available to assist you Monday through Friday from 7:00 a.m. to 9:00 p.m. Central Time and Saturday from 8:00 a.m. to 2:00 p.m. Central Time.

        Because the Plan meets the requirements of a "qualified" plan under the Code, it provides certain tax advantages to you or, in the event of your death, to your beneficiaries. You may wish to discuss these tax advantages with your tax advisor.

2.  General Plan Eligibility

        To be considered eligible to participate in the Plan, an individual must be an "eligible employee" of an Employer, which includes the Company or an affiliated company that has adopted the Plan with the consent of the Company. There may be other affiliated companies that have not adopted the Plan. If you work for one of these companies, or if you work for an Employer but are not an eligible employee, your service still counts for eligibility and vesting purposes. However, you will not be able to actually participate in the Plan and earn benefits unless you become an eligible employee of an Employer. Employees of an Employer are not eligible to participate in the Plan if classified as leased employees or independent contractors or if they are covered by a collective bargaining agreement that does not provide for participation in the Plan.

3.  Eligibility to Participate in Elective Deferral, Roth and Rollover Contributions

        Eligible employees are able to make (pre-tax) Elective Deferrals or (after-tax) Roth Contributions to the Plan beginning with the first business day of the month immediately after, or coincident with, the date of their covered employment with an Employer. To make a contribution, you must first complete the enrollment functions found online on the Principal Website. If you do not have access to the Principal Website, you may obtain the necessary enrollment forms by contacting the Company's Human Resources Department in Chicago.

        Eligible employees also may make an employee rollover contribution from an eligible retirement plan ("Rollover Contribution") following their first day of actual employment, even if they have not yet elected to make Elective Deferrals or Roth Contributions to the Plan, by completing the enrollment process summarized above.

4.  Automatic Enrollment.

        The Plan's automatic enrollment rules will apply to you for a Plan Year if you are a new eligible employee hired on or after January 1, 2015, and you do not enroll in the Plan on your own, or do not enter your own Elective Contribution percentage before the first day of the month following your date of hire with the Company. When you are automatically enrolled in the Plan, your Elective Deferral will be made, first, at 3% of compensation during the first Plan Year of automatic enrollment (note that this can be less than 12 full months depending on your date of hire). For each subsequent Plan Year, your Elective Deferral rate will increase by 1% until it reaches 10% in the eighth year of automatic enrollment. (Contributions made under automatic enrollment involve Elective Deferral, and not Roth Contributions.)

        As noted above, you will be able to opt-out of automatic enrollment by making your own Elective Deferral Contributions to the Plan at a different rate which can be made a 0%). Once your automatic enrollment starts, you can always change your Elective Deferral Contribution rate, change to Roth Contributions, or decide not to contribute at all to the Plan on a prospective basis. In that case, or if you opt-out of automatic enrollment, any of your future Elective Deferral Contributions will be covered under the regular rules for Elective Deferral Contributions where you have to make an affirmative election and specify a contribution rate. In this case, you will no longer be included in the automatic enrollment process for future Plan Years.

        If automatic enrollment applies to you, during the first 45 days of automatic enrollment, you can make a written election to withdraw all of your Elective Deferral Contributions made during your first automatic enrollment period (adjusted for investment performance). This only applies to your first automatic enrollment period. For example, you will not be able to make a withdrawal election during the first 45 days in each subsequent Plan Year of automatic enrollment. Note that, if you do take a withdrawal, it will be treated as taxable income to you and, as required by law, any Company Matching Contributions relating to the Elective Deferral Contributions being withdrawn will be forfeited (even if you are otherwise vested in Matching Contributions under the Plan).

5.  Eligibility for Employer Matching and Discretionary Contributions

        An eligible employee ordinarily becomes eligible to participate in the Plan for Employer Matching and Discretionary Contributions the first day of the month on or next following the later of the date when he or she attains age 18 and completes one Year of Service (as defined in Section 7).

        For example, if you are age 18 or older, begin working for the Company on February 16, 2015, and complete one Year of Service, you will become eligible for these contributions beginning March 1, 2016, which is the first day of the month following your completion of one Year of Service.

6.  Recognized Compensation Under the Plan

        Plan benefits are generally based on recognized cash compensation under the Plan. Cash compensation includes your Elective Deferrals or Roth Contributions, your pre-tax contributions under the PrivateBancorp, Inc. Flexible Spending Account Plan and most of your cash compensation-related payments from an Employer. However, cash compensation does not include any compensation paid to you prior to your applicable Plan entry date, travel or expense reimbursements, moving expenses, fringe benefits or income derived from stock options, nonqualified plans or similar arrangements.

        The Plan, by law, cannot recognize compensation in excess of $265,000 for the 2015 Plan Year for purposes of determining any type of Plan contribution (including Elective Deferrals or Roth Contributions). This dollar limit is adjusted each year by the IRS for cost-of-living increases.

7.  Year of Service

        For eligibility purposes, a Year of Service is a period of 12 consecutive months beginning with your first day of work during which you complete at least 500 Hours of Service. The first 12-month period will begin on your first day of work and end on the anniversary of that date. If you do not complete a Year of Service during that first 12-month period, the second 12-month period will begin on the first day of the Plan Year (January 1) that begins after your date of hire and will end on the last day of that Plan Year. All subsequent 12-month periods will begin on the first day of the Plan Year.

        A Year of Service for any other purpose under the Plan, such as for vesting, is any Plan Year during which you complete at least 1,000 Hours of Service with the Company or certain affiliated organizations.

        For purposes of determining whether you have accumulated the necessary Hours of Service in a 12-month period, you will get credit for one Hour of Service for each hour you actually work or for which you are entitled to payment, such as vacations, holidays, and sick time.

        A one-year break in service is a Plan Year in which you do not get credit for at least 501 Hours of Service and have terminated employment. As discussed in other sections of this SPD, the break-in-service rules may impact whether prior Years of Service are included for purposes of vesting if you become reemployed by an Employer after incurring five consecutive one-year breaks in service.

        If you are absent from work because of a paid leave of absence, or due to a maternity or paternity leave of absence (whether paid or unpaid), you will receive credit for unpaid Hours of Service related to your leave, up to eight hours per day and no more than 501 hours during a Plan Year, solely to prevent or defer your incurring a one-year break in service during your recognized leave.

        If you are absent due to qualified military service, you will receive certain contributions, benefits, and vesting credit as required by the Uniformed Services Employment and Reemployment Rights Act of 1994 (or "USERRA"). Contact the Company's Human Resources Department in Chicago for more details.

8.  Termination and Reemployment

        If you become a participant in the Plan and then terminate your employment, you will be eligible to make Elective Deferrals or Roth Contributions again immediately upon your reemployment with an Employer. If you are rehired on or after January 1, 2015, then you will be covered by the automatic enrollment rules (see Section 4).

        Your eligibility to receive Matching or Employer Discretionary Contributions immediately upon reemployment depends on whether you previously satisfied the applicable eligibility requirement. If so, you will be eligible for these contributions again immediately upon your reemployment.

9.  Elective Deferral (Pre-Tax) Contributions

        You may defer up to 75 percent of your compensation as an Elective Deferral or Roth Contribution into the Plan for each year. However, these contributions may not exceed a certain dollar limitation established by the IRS and may be further limited in certain circumstances. The dollar limitation for the 2015 year is $18,000 (this amount may be adjusted by the IRS in future years to reflect cost-of-living increases). It is important to note that this limit applies to all similar contributions made under all plans you participate in during a year—including a plan sponsored by another employer.

        Participants who have attained age 50 or older are permitted to make additional contributions called "Catch-Up Contributions." These Catch-Up Contributions can be made even if other contribution limits under the Code or the Plan are exceeded for a Plan Year. The amount of Catch-Up

Contributions for the 2015 Plan Year is $6,000 (this amount may also be adjusted by the IRS in future years to reflect cost-of-living increases).

        The Elective Deferrals or Roth Contributions made by higher-paid employees may be further limited in accordance with federal law. You will be notified if your Elective Deferral or Roth Contributions must be limited or refunded.

        You may change the amount of your Elective Deferrals or Roth Contributions to be effective on any subsequent first day of the month. You may cancel your Elective Deferrals or Roth Contributions to be effective on the first day of the next pay period. You may make changes to the amount of your Elective Deferrals or Roth Contributions by logging on to the Principal Website or by contacting the Company's Human Resources Department in Chicago to obtain a form.

        The amount of your Elective Deferrals or Roth Contributions is deducted from the gross amount of your paycheck and transferred by the Company to The Principal for investment after each payroll. Elective Deferrals are not subject to current federal (and usually state) income taxes, but they are subject to current FICA taxes. For a summary of federal tax rules of a Plan distribution, please refer to Section 25.

        Elective Deferrals and Roth Contributions are always 100% vested.

10.  Roth Contributions

        Instead of making your Elective Deferrals on a pre-tax basis, you can elect to designate them as Roth Contributions before they are made. The advantage of Roth Contributions is that the earnings on the contributions are not taxed when distributed if the participant is considered to have five taxable years of Roth participation and the distribution is made after age 59-1/2, death or disability. The disadvantage is that Roth Contributions are made on an after-tax basis and, therefore, do not currently decrease your taxable income like regular Elective Deferrals. Although some financial advisors believe that in the long-run the delayed tax benefit for Roth Contributions will often be greater compared to the current tax benefit of Elective Deferrals, others believe that this may be dependent on a number of assumptions which may be unpredictable. Therefore, each participant must make his or her own individual assessment on which approach to use and should consult with a personal financial advisor.

        The same contribution limitations that apply to Elective Deferrals also apply to Roth Contributions. An election made to designate your contributions to the Plan as Roth Contributions is irrevocable with respect to those contributions. Thus, the election can be changed only for future contributions. Other important information about Roth Contributions includes the following:

  a.
  You may make both Elective Deferrals and Roth Contributions in the same year, and the Code limits are based on the combined amounts. Separate Plan accounts, however, must be maintained for each type of contribution.

  b.
  Age 50 Catch-up Contributions may be designated as Roth Contributions.

  c.
  Although Employer matching contributions are made on both Elective Deferrals and Roth Contributions, matching contributions are not allocated to your Roth Account. Therefore, matching contributions (adjusted for earnings) will be subject to full taxation when distributed.

  d.
  The five taxable years of Roth participation is measured from the first day of the first calendar year in which a participant first makes Roth Contributions to the Plan. (Contributions that are refunded due to limitations under the Code are excluded.) If you make a direct rollover of Roth Contributions to the Plan from another plan, your first Roth Contribution year under the other plan is included (however, you may need to submit data substantiating this).

  e.
  Even if you meet the five-taxable-year Roth requirement, the earnings in your Roth Account are still taxable if distributed before age 59-1/2, death or disability and you must still meet the requirements under the Plan for taking a distribution. For example, a pre-age 59-1/2 hardship withdrawal consisting of Roth Contributions will be taxable to the extent of the earnings. Similarly, if you terminate employment and take a distribution at age 52, earnings on Roth Contributions will be taxable if your Roth Account is not rolled over.

  f.
  In connection with a Plan distribution, you can rollover your Roth Account to a Roth IRA or another eligible retirement plan that accepts Roth contributions, but how the rollover is accomplished impacts the calculation of the five-year rule. If you do a direct rollover to the other eligible retirement plan, then the five-year rule is determined by combining both plans. However, if the distribution is made to you first and you make the rollover on your own to another plan or to a new Roth IRA within 60 days, Roth Contributions years under the Plan are not included in applying the five-year rule. Finally, if you had a Roth IRA in place and rolled over your Roth Account under the Plan to the Roth IRA, then both are combined.

11.  Additional Employee Contributions

        In addition to Elective Deferrals and Roth Contributions, the following types of contributions may be made by, or on behalf of, eligible employees:

  •
  Merged Plan Contribution. You may have assets transferred into this Plan from a qualified plan of a former employer that was merged with this Plan at the direction of the Company.

  •
  Rollover Contribution. You may request that a distribution from an eligible retirement plan be rolled over directly by the trustee or custodian of that plan to this Plan. In addition, you may request that a taxable distribution paid to you from a qualified retirement plan be deposited into this Plan within 60 days after the distribution was paid to you.

        You should consult with your tax advisor before any rollover transaction, since there are special rules that may apply.

        A separate accounting will be maintained for each kind of contribution you make. Your Rollover Contributions to the Plan will always be 100% vested and not subject to forfeiture for any reason, except as required by law. Your vested rights to Merged Plan Contributions will not be decreased compared to the prior plan. However, just like all contributions made under the Plan, if there are investment losses, the actual amount you receive from the accounts relating to these contributions may be less than what was initially contributed.

12.  Employer Contributions

        The following types of Employer Contributions may be made to the Plan:

  •
  Matching Contributions. If you have satisfied the eligibility requirements to receive Matching Contributions (as described in Section 3 above), the amount of Employer Matching Contributions for a Plan Year, if any, shall be determined by the Company in its discretion. Any percentage of Elective Deferral or Roth Contributions or formula chosen to apply the Employer Matching Contributions will apply for the entire Plan Year. For example, the Company may determine for a particular Plan Year to make a Matching Contribution of 50 percent of the Elective Deferral or Roth Contributions that you make up to 3 percent of your compensation under the Plan. In this case, if you earn $50,000 from an Employer during the year and have made an Elective Deferral or Roth Contribution election of 6%, then you will defer $3,000 throughout the Plan Year. If you have met the Matching Contribution eligibility requirements, the Company would match 50 percent of that $3,000, or $1,500, during the Plan Year. However, if instead you deferred 15 percent of your compensation during that Plan Year ($7,500), the Matching Contribution would still be limited to $1,500, because of the 3 percent of compensation limitation.

        Matching Contributions are subject to the Plan's vesting schedule.

  •
  Discretionary Contributions. Discretionary Contributions may be made to the Plan at the "discretion" of the Company. The amount (if any) will be determined each year by the Company. Discretionary Contributions are subject to the Plan's vesting schedule. Allocation of Employer Discretionary Contributions to your account will be based on your cash compensation during the Plan Year divided by the aggregate cash compensation of all eligible participants for the year. To receive Employer Discretionary Contributions, if any are made, you must be employed on the last day of the Plan Year (December 31) and be credited with at least 500 Hours of Service during the Plan Year, or terminate service due to death, Normal Retirement, or Disability during the Plan Year.

  •
  Qualified Matching Contributions. A Qualified Matching Contribution may be made to non-highly compensated participants, with the matching percentage (if any) to be determined each year by the Company. Qualified Matching Contributions are always 100 percent vested. This is a special contribution made at the Company's discretion to help the Plan meet certain nondiscrimination rules.

  •
  Qualified Non-elective Contributions. A Qualified Non-elective Contribution may be made to non-highly compensated participants, with the amount (if any) to be determined each year. Qualified Non-elective Contributions are always 100 percent vested. This is a special contribution made at the Company's discretion to help the Plan meet certain nondiscrimination rules.

        Employer Matching, Discretionary, Qualified Matching, and Qualified Non-elective Contributions are not deducted from your paycheck, and are in addition to your compensation. These contributions are held in separate accounts from your other Plan contributions.

13.  Vesting of Contributions

        Vesting refers to your right to receive your Plan accounts. For the purpose of vesting, all of your service from your first day of employment with the Company or an affiliated company counts toward vesting service.

        100 percent vesting.    At all times, you are 100 percent vested in the following contributions made to the Plan (adjusted for investment earnings or losses thereon):

  •
  Elective Deferral or Roth Contributions;

  •
  Rollover Contributions;

  •
  Qualified Matching Contributions; and

  •
  Qualified Non-elective Contributions.

        Vesting upon Retirement, Disability or death.    You become 100 percent vested in your Employer Discretionary Contribution Account balance and Matching Contribution Account balance (adjusted for investment earnings or losses) upon your termination of employment in connection with any of the following events:

  •
  you attain the Plan's Normal Retirement Age (age 65);

  •
  you have a Disability (see below); or

  •
  your death (including death while performing duties on qualified military leave).

        Disability generally means that a participant is prevented, as a result of sickness or injury, from engaging in any substantial gainful employment activity and is eligible for receiving disability benefits under the Federal Social Security Act. However, Disability under the Plan does not include substance abuse or impairments caused by a participant's criminal acts or intentionally self-inflicted injuries. The Committee shall determine if a participant qualifies for Disability benefits under the Plan.

        Vesting upon other termination of employment.    If you terminate your employment for any other reason, your Employer Matching and Discretionary Contribution Account balances will become vested in accordance with the following schedule:

Years of Service	Vested Interest (Nonforfeitable)
Less than 1 year	0%
1 but less than 2 years	20%
2 but less than 3 years	40%
3 but less than 4 years	60%
4 but less than 5 years	80%
5 or more years	100%

        If you terminate employment and are then rehired by an Employer, the Years of Service that you accumulated before your termination will be included for vesting in any contributions that are made after you are rehired. However, your Years of Service after you are rehired will not be included for vesting in any contributions made before you terminated employment if you incurred five or more consecutive one-year breaks in service.

        Any nonvested portion of your accounts will be treated as a forfeiture during the Plan Year when you incur a one-year break in service or receive a lump sum distribution from the Plan. Generally, forfeitures are used to reduce employer contributions under the Plan. If you are rehired before incurring five or more consecutive one-year breaks in service, then any amounts that were previously forfeited from your accounts will be restored, but subject to the vesting rules when you again terminate employment. However, if you previously received a distribution from the Plan and are rehired before incurring five or more consecutive one-year breaks in service, then your forfeitures will be restored only if you repay the full amount of the distribution within certain time frames under the Plan (generally before the end of what would be five or more consecutive one-year breaks in service).

14.  Investment of Contributions

        All contributions will be invested by The Principal according to your direction in certain specified investment options designated for the Plan. All investment options are determined by the Committee and may change from time to time.

        At the end of each quarter of the Plan Year (i.e., March 31, June 30, September 30, and December 31) each participant will be sent a statement showing: (1) balances in the participant's accounts at the end of that period, (2) the amount of contributions and forfeitures (if any) allocated to the participant's accounts for that period, and (3) the adjustments to the participant's accounts to reflect his or her share of income, expenses, earnings or losses (if any) from the various investment options for that period. You may also access your account balances at any time by calling The Principal Voice Response System or by using the Internet to access The Principal Website.

        Upon becoming a participant, you choose the investments for your accounts from those investment options allowed by the Plan. You may choose to invest your accounts in any combination of these investment options. Participants who do not provide an investment direction will have their accounts invested in the investment default fund or funds designated by the Committee until the participant provides an investment direction. The current designated type of default fund is one with a portfolio of stocks and bonds structured to correspond to a range of birth or retirement date years applicable to the participant. The actual default fund corresponding to a participant is dependent on the participant's age. Each of the default funds is intended to be a qualified default investment alternative fund (the "QDIA Fund") under regulations issued by the U.S. Department of Labor under ERISA (as defined below). Accordingly, Plan fiduciaries may be relieved from liability for losses resulting from your Plan accounts being invested in the QDIA Fund. Separate information will be provided to participants about the QDIA Fund at least 30 days before the beginning of each Plan Year. If your Plan accounts are invested in the QDIA Fund, you may make a change to one of the other investment funds available under the Plan at any time and without an additional cost or fee to your accounts.

        Subsequent contributions made by you shall continue to be invested in the manner you selected until a new election made by you becomes effective. You may review or change your investment directions at any time, subject to rules established by the Committee, the rules of the investment options, and applicable laws. You may change your investment directions by using the Internet to access The Principal Website or by calling The Principal Voice Response System.

        Income, expense, gain, or loss for your accounts will be allocated daily on a share accounting basis.

        The current investment options approved by the Committee for the Plan include Company Stock, several different Principal Life Insurance Company ("Principal Life") LifeTime Hybrid Collective Investment Funds (CITs) and certain specified mutual funds.

  Company Stock. Investing in common stock represents an investment in a company by which a person becomes a part owner of that company. The only specific common stock investment that may be made under the Plan is an investment in Company Stock. (The stock is actually owned by the Trustee, but it is allocated to the participant's account under the Plan.) It is expected that all purchases will be made at prevailing market prices, and shares are generally purchased at the reported asking price of the stock. Under certain circumstances, the Trustee may be required to limit the daily volume of shares purchased. A participant's account will be adjusted to reflect changes in the value of Company Stock resulting from stock dividends, stock splits, and similar changes.

  Because the Plan permits participants to invest in Company Stock, the Company has filed registration statements with the Securities and Exchange Commission (the "SEC") relating to the Plan and shares of Company Stock that participants may invest in under the Plan. Please see Section 29 for more information. The Trustee may acquire shares of Company Stock in purchases from the Company, open market purchases, or negotiated transactions from shareholders of the Company. All acquisitions of Company Stock will be made at prices that do not exceed the prevailing market price, and no fees or commissions will be paid by the Plan with respect to acquisitions not made as open-market purchases.

  Principal LifeTime Hybrid Collective Investment Funds (CITs).    Generally, a "target date fund" refers to an investment option that is offered by an insurance company (i.e., Principal Life) for purposes of making market-based investments. A LifeTime Hybrid CIT does not offer a guaranteed rate of return, although a LifeTime Hybrid CIT could invest in guaranteed insurance contracts where the corresponding insurance companies do offer guaranteed rates of return under those contracts. Information on the various LifeTime Hybrid CITs available through the Plan may be obtained through the Company's Human Resources Department in Chicago or on The Principal Website. Each of these LifeTime Hybrid CITs has a different investment objective. Some of these LifeTime Hybrid CITs are managed exclusively by Principal Life (or one of its affiliates), and others use other investment firms, or sub-advisors, to manage their investments. Some of the LifeTime Hybrid CITs may invest in mutual fund shares (which are described below).

  Mutual Funds.    Shares of certain specified mutual funds may also be available for direct investment under the Plan (i.e., they are not an investment made through a LifeTime Hybrid CIT).

  Mutual fund shares are a collection of various stocks, bonds and/or other securities, the types of which are determined based on the objective of each mutual fund.

        A complete list of all LifeTime Hybrid CITs and direct mutual fund investments currently offered under the Plan and the current prospectus for any corresponding mutual fund or other informational materials may be obtained on The Principal Website or by calling The Principal Voice Response System. You should read the prospectus or other informational materials carefully before making an investment decision. Investments in LifeTime Hybrid CITs, mutual funds and common stocks are not deposits or obligations of, or insured or guaranteed by, the U.S. government, any financial institution, the FDIC, the Company, the Committee, The Principal, the Trustee or any other agency, entity or person. Principal value and investment return will fluctuate, and an investor's shares of a fund when redeemed may be worth more or less than the original investment.

        Remember that Company Stock is not a diversified investment like a mutual fund, which invests in the stocks, bonds and/or other financial instruments issued by a number of different entities. Therefore, Company Stock, as a general rule, can be expected to be more likely to fluctuate in value than the other available investment options. You should consider this risk in deciding how to invest your accounts under the Plan.

        Many investment options have charges and restrictions that apply when you remove money or transfer funds. The dollar amount that can be removed or transferred may be restricted along with the dates on which such transactions can be made. For more information about these charges or restrictions, please refer to the informational materials provided for the various investment options available under the Plan. If you need further information, please contact The Principal or the Company's Human Resources Department in Chicago.

        The Plan is intended to meet the requirements of Section 404(c) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Title 29 of the Code of Federal Regulations Section 2550.404c-1 and 2. Therefore, the fiduciaries of the Plan may be relieved of liability for any losses that are the direct and necessary result of investment instructions given by you or your beneficiary.

15.  Benefits at Termination of Employment

        If your employment terminates, you will be entitled to receive the vested portion of your account balance.

        Timing of Distribution.    No distribution will be made before 30 days have elapsed after the date you receive the "Special Tax Notice Regarding Plan Payments," unless the 30-day period is waived by you in writing.

  •
  If your total vested account balance does not exceed $1,000—your vested account balance will be paid in a single payment to you if a direct rollover election has not been received approximately 30 days after notification of such election was provided to you. The non-vested portion of your account will be forfeited.

  •
  If your total vested account balance exceeds $1,000 but does not exceed $5,000—your vested account balance will be paid in the form of an automatic rollover to an individual retirement arrangement ("IRA") with The Principal unless either a direct rollover election has been timely submitted by you or you make a written election to have the distribution paid directly to you. The non-vested portion of your account will be forfeited. This type of distribution applies only to distributions to a participant, not a beneficiary or alternate payee (under a QDRO, described in Section 18). (In determining if a participant's distribution amount falls within this dollar range, his or her rollover account is excluded. However, if it does fall within the range, the rollover account is included as part of the automatic IRA rollover distribution.)

    The IRA set up with The Principal will initially be invested in a money market or similar fund. It will be held outside of the Plan, so you may change investment options through The Principal or even change the IRA custodian.

  •
  If your total vested account balance is greater than $5,000, your vested account balance will be distributed to you after you made a written election to receive a distribution on Plan forms provided by The Principal. Note that you must begin receiving your distributions, if you are no longer working for an Employer (or an affiliate), no later than the April 1 following the calendar year in which you attain age 70 1/2. Also, generally the Plan does not need a beneficiary's consent to make a distribution after a participant's death.

        Type of Payment.    If the automatic IRA rollover rule does not apply, your account balances will be distributed in a lump-sum payment in one of the following methods, or in a combination of any of them selected by you:

  •
  a direct rollover to an Eligible Retirement Plan (this distribution option is not available for a hardship withdrawal or for distributions less than $200; this $200 limit is applied separately if you have a Roth Account); and/or

  •
  a single payment to you.

        Your distribution will be made in cash; provided, however, that for distributions attributable to the ESOP Component, you will have the right to elect that such distribution be made in shares of Company Stock (see Section 20 for additional information).

        You may need to complete certain distribution forms and return them to The Principal before a distribution can be made. You may obtain distribution forms by logging onto The Principal Website or calling The Principal Voice Response System.

16.  Benefits at Death

        Your beneficiary will be entitled to 100% of your account balance upon your termination of employment due to death. Payment in a lump sum will be made as soon as practicable after your death.

        If you are married at the time of your death, your spouse will be the sole recipient of the death benefit, unless you elect another beneficiary on a form available from the Committee and your spouse consents to waive any or all rights to the death benefit. Your spouse's consent to the specific non-spouse beneficiary must be in writing and witnessed by a notary public. If the beneficiary is a surviving spouse or former spouse provided for under a Qualified Domestic Relations Order, the distribution will not be made until 30 days have elapsed after your beneficiary has received the "Special Tax Notice Regarding Plan Payments," unless the beneficiary waives the 30-day period in writing. You may obtain a beneficiary designation form by logging on to The Principal Website or calling The Principal Voice Response System.

        You should immediately review and, if necessary, update your beneficiary designation on file with the Committee in the event of any change in your marital status. For example, if you completed a beneficiary designation form when you were single and were later married, that form will no longer be valid. In this case, if you want someone other than your spouse to be the beneficiary, you must submit a new form containing the required written consent of your spouse.

        The person who is considered to be your spouse under the Plan (but not under the Code for tax purposes) is determined under applicable state law and includes a same-sex spouse recognized under applicable state law. Otherwise, the person who is considered to be your Plan beneficiary is determined under the terms of the Plan and federal law, not under state law. Therefore, if a beneficiary designation form was completed naming your spouse as a beneficiary and then you get divorced, your beneficiary designation form does not change under the terms of your divorce. In this case, you should submit a new beneficiary designation form, which generally will not require the consent of your former spouse (except as required under a qualified domestic relations order (or "QDRO") referred to in Section 18 of this SPD). Also, do not designate a Plan beneficiary under a will or similar instrument. Generally, such instruments are governed by state law and, therefore, are not binding on the Plan.

17.  In-Service Distributions

        Distributions from the Plan may be made while you are still employed by an Employer or an affiliate only under the following circumstances:

  •
  Attainment of age 70 1/2. In general, the Plan must begin distributions to you by the April 1st following the calendar year in which you become age 70 1/2.

  •
  Financial hardship. Distributions may be made to you of amounts necessary to relieve a financial hardship. A financial hardship includes: (i) deductible medical expenses; (ii) costs directly related to the purchase of or making certain qualified repairs to your principal home; (iii) costs for post-secondary education tuition and related expenses for you, your spouse, children, or dependents for the next 12 months; (iv) payments necessary to prevent eviction from your principal home or threatened foreclosure of the mortgage on your home; and (v) payments relating to burial or funeral expenses for your parent, spouse, children or dependents. The amount of the financial hardship distribution may include any amounts necessary to pay any federal, state, or local taxes, or penalties reasonably anticipated to result from the distribution.

    A participant's eligibility to receive a financial hardship withdrawal, including the amount of the withdrawal, is subject to the Committee's approval.

    Before you may receive a hardship distribution, you must be unable to satisfy the financial need by: payments from an insurance policy or coverage; liquidating assets available to you, such as a savings account; stopping your Elective Deferral or Roth Contributions; taking any available distribution from this Plan or another plan, such as a loan from the Plan or electing to receive distributions of dividends on shares of Company Stock held in your account under the ESOP Component; or borrowing from a commercial source on commercially reasonable terms.

    The amount available for a hardship distribution is limited to your vested Plan Accounts, but generally earnings on your Elective Deferral Contribution Account must be excluded under the law.

    Hardship distributions of Company Stock will be made in the form of cash unless you elect to have the portion of such distribution attributable to the ESOP Component made in Company Stock.

    If you take a hardship distribution, the law will not permit you to make any Elective Deferral or Roth Contributions for six months after your hardship distribution date. If the Company or an affiliated company maintains a nonqualified plan or an employee stock purchase plan, you will also be precluded from contributing to those plans during this six-month period.

  •
  Rollover Contribution Account. An in-service distribution may be requested from your Rollover Contribution account. However, you are limited to two (2) such requests during any Plan Year.

        A hardship distribution will be made only after you have made a written request. A form to make your request may be obtained by logging onto The Principal Website or calling The Principal Voice Response System. If you need help in completing the form, you may contact The Principal at

1-800-547-7754. The completed form must be returned for approval by the Committee. If you are entitled to a distribution, it cannot be made until at least 30 days have elapsed after you have received the "Special Tax Notice Regarding Plan Payments," unless you waive the 30-day period in writing.

        A charge or restriction might apply for some investment options if you take an in-service distribution. Please contact the Company's Human Resources Department or The Principal for more information.

18.  Qualified Domestic Relations Orders

        As a general rule, your interest in your account, including your vested interest, may not be pledged, assigned or alienated. This means that your interest may not be sold, used as collateral for a loan (other than a Plan loan), given away, assigned, or otherwise transferred. In addition, your creditors may not attach, garnish, or otherwise interfere with your account.

        There is an exception, however, to this general rule. The Committee may be required by law to recognize obligations you incur as a result of a Qualified Domestic Relations Order ("QDRO").

        A QDRO is defined as a judgment, decree or order generally issued by a court that obligates you to pay child support or alimony, or otherwise allocates a portion of your assets in the Plan to your spouse, former spouse, child, or other dependent (alternate payees). If a QDRO is received by the Committee, all or a portion of your benefits may be used to satisfy the obligation. The Committee will determine the validity of any domestic relations order received. The Committee may place a hold on any distributions from your account when it receives notice that a domestic relations order is being sought, and the hold generally will remain in place pending receipt of a QDRO and a determination as to its qualified status.

        You and any alternate payee will be notified if the Committee receives a domestic relations order, and you will receive a copy of the Plan's procedures for determining the qualified status of domestic relations orders at that time. In addition, a copy of the Plan's QDRO procedures may be obtained from the Committee upon request.

19.  Loans

        Loans are available to you under the Plan. If you satisfy established criteria, the Committee may allow you to take out a loan against the vested portion of your accounts. The loan will be evidenced by a written agreement (a promissory note) between you and the Plan, and interest will be charged at a rate one (1) percentage point above the prime rate listed in The Wall Street Journal on the date of the loan approval. The loan proceeds are paid from your accounts invested in the separate accounts and mutual fund shares before liquidating shares of Company Stock held in your accounts. The Plan will establish a separate loan account for you, and funds remaining in your account, plus any other property the Committee may permit, will act as security for your loan.

        The amount of your Plan loan may not exceed the lesser of: (i) 50% of your vested account; or (ii) $50,000 reduced by the highest balance you had on a Plan loan in the 12 months preceding the date of the loan you are requesting. The minimum amount of a loan is $1,000. You may have only one Plan loan outstanding at a time. You may take out no more than two Plan loans during a Plan Year.

        Loans generally are paid back to the Plan by deducting payments from your paycheck, but the Committee may establish other repayment methods where the payments are level, regular, and made no less frequently than quarterly. Loans must be repaid within five (5) years or, if the loan was used to acquire your principal residence, a longer period established at the outset of the loan that is commercially reasonable. Under certain circumstances, your loan repayments may be suspended for up to one (1) year under a leave of absence, but you must still repay the entire loan within the prescribed loan repayment period. Loan repayment may also be suspended during times you are called to military service if your service meets certain requirements.

        If you elect or are required to take a distribution from the Plan due to an event described in Section 15, such as a termination of your employment, and a loan balance remains outstanding, the loan balance becomes due and payable and will be deducted from your account before the distribution is made.

        Your Plan loan is considered in default when you fail to make a payment according to the promissory note. You will have 90 days from the date of the default to correct, or "cure," the default by paying the overdue amount plus any other fees or expenses set forth in the promissory note. If you do not cure the default, the entire unpaid amount of the loan becomes due and payable and will be treated as a distribution to you. In addition to being subject to income tax, this deemed distribution could be subject to the 10% penalty described in Section 25, Federal Income Taxation.

        A charge or restriction might apply for some investment options if you are granted the loan. Please contact the Committee or The Principal for more information.

20.  Special Rules for the ESOP Component

        Voting Shares of Company Stock.    Participants with shares of Company Stock allocated to their accounts under the ESOP Component will be permitted to direct the Trustee with respect to voting and other shareholder rights relating to Company Stock to the same extent as other shareholders of the Company. These participants will receive the same materials that the Company provides to other shareholders regarding voting and other shareholder action, along with instructions and forms with which to direct the Trustee regarding their shares of Company Stock. Individual participant directions to the Trustee regarding voting and other shareholder action are kept confidential from the Company and its affiliated companies.

        Election Regarding Dividends Paid on Company Stock.    Any cash dividends paid on shares of Company Stock attributable to your account under the ESOP Component of the Plan may be, as elected by you, either distributed to you in cash or reinvested in Company Stock under the ESOP Component (and allocated to your account). You may notify the Committee of your election by completing a form obtained by going online to The Principal Website. The form also is available by calling The Principal Voice Response System. Your election will remain effective for future dividends until you change it. Your election must be made by 3:00 p.m. Central Time on the day before a dividend is paid to the Trust to direct the payment of that particular dividend. If you do not make an election, dividends will be reinvested in shares of Company Stock in your account under the ESOP Component. Distribution of dividends in cash normally will be made to you within two (2) business days after the dividends have been paid to the Trust. Dividends ordinarily will be reinvested in shares of Company Stock under the ESOP Component within one (1) business day after the dividends have been paid to the Trust.

        Investment Diversification.    For any shares of Company Stock held your account under the ESOP Component of the Plan, you may choose at any time to transfer all or any portion of that amount to one or more of the other investment options (subject to any market conditions, administrative procedure or restriction, law, or limitation established by the Committee).

        Sale of Stock Back to the Company.    In the event that the Company Stock is no longer traded on a public market, you will have the opportunity to require the Company to purchase your shares of Company Stock. This is called a "put option." You will receive more information on the put option if this circumstance arises.

21.  Benefit Payment and Claims Procedures

        In order to begin receiving benefits under the Plan, you (or your beneficiary) must contact The Principal and formally request the distribution of your vested account balance.

        If it is determined that you are not entitled to a benefit under the Plan, or the benefit amount determined is less than what you believe is due, you may file a claim in writing to the Committee's designated representative on claims matters. A decision on your claim by the Committee's representative should be made within 90 days after the claim is received. If there is any problem or additional time is needed to render a decision, you will be contacted within the 90-day period to inform you of an extension of up to 90 additional days.

        If the claim is denied, you will receive a written notice stating why the claim was denied and referring to the Plan provisions on which the decision is based. The notice will tell you what, if any, additional material or information could be submitted to support your claim. If the claim is not granted within 90 days after it is filed (or 180 days if an extension is required), you may treat the lack of response as a claim denial and request a review of the denial at that time, even if no notice of claim denial has been given to you. If you request a review, the Committee will decide whether to grant or deny the claim.

        You may appeal the denial of your claim by requesting a review, which must be filed with the Committee in writing no later than 60 days after you receive the written notice denying the claim. You may submit a statement of your position with your request.

        After the review, the Committee's decision will be given to you in writing. It will state the reasons for the decision and will include a reference to the Plan provisions on which the decision is based. Ordinarily, you will be given the decision within 60 days after you file the request for review. In certain circumstances, however, the Committee may not be able to make a decision within the 60 days. In these cases, the time period for review may be extended to a total of 120 days. If the time period is extended, the Committee must notify you before 60 days have elapsed from your request for review.

22.  Litigation Involving the Plan

        Any lawsuit filed by any person claiming benefits under the Plan (such as a participant, beneficiary or alternate payee) due to a denial of benefits under the Plan or otherwise must be filed within 120 days after the claims procedure summarized above has been concluded (measured from the date of a notice of denial of a claim or an appeal). However, in no event may such a lawsuit be filed more than two (2) years from the date the person knew, or should have reasonably been aware of, the existence of the claim. However, if a person's claim or appeal is pending at the end of the two-year period (other than a claim or similar claim previously filed), then the 120-day rule will apply.

        The exclusive venue for filing a lawsuit involving the Plan is the Federal District Court in the Northern District of Illinois in Chicago.

23.  Loss or Denial of Benefits

        Your Plan benefits generally may not be assigned or alienated except as provided under applicable law. Nevertheless, you should be aware of the following items that could affect your Plan benefits:

  •
  If your account is distributed to you before it is 100% vested, you may receive less than the entire balance of your account.

  •
  Your account will be adjusted for gains and losses, and it may be charged with a portion of the Plan-related fees and expenses to the extent such fees are not paid by the Company. Consequently, the amount you receive may be less than the total contributions made to your account.

  •
  No provision is made under the law for insuring individual account plans. Accordingly, benefits under the Plan are not insured by the Pension Benefit Guaranty Corporation, since the Plan is an individual account plan.

  •
  Although The Principal is involved with Plan investments, these are generally market-based investments. They are not insured investments insofar as The Principal does not guarantee a set amount.

24.  Amendment or Termination of Plan

        The Company intends to continue the Plan indefinitely. However, the Company has reserved the right to amend any Plan provision and to terminate the Plan. If the Plan is terminated and you are then employed by the Company, you will be entitled to 100% of your account balance.

        The Company reserves the right to make from time to time any amendment or amendments to the Plan which do not cause any part of the Plan to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries; provided, however, that the Company may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with ERISA and the Code.

        In the event of the merger or consolidation of the Plan with another plan, the Plan requires that there be no reduction in the value of your benefit upon its transfer to the successor plan.

25.  Federal Income Taxation

        Taxation of Contributions.    Most contributions made to the Plan on behalf of a participant are not currently included in a participant's gross income for purposes of federal (and most state) income taxes (as discussed previously, Roth Contributions are made on an after-tax basis). Although a participant's Elective Deferral and Roth Contributions are currently included as wages for purposes of FICA payroll taxes (i.e., Social Security and Medicare payroll taxes), other contributions made by the Company are not included as FICA wages either currently or at the time of a Plan distribution to a participant. The Company is currently entitled to claim a tax deduction for all contributions that it makes to the Plan.

        Taxation of Distributions.    Prior to receiving a distribution from the Plan, you will be provided with a general explanation of your options. You should consult with a qualified tax adviser prior to receiving a Plan due to the complex tax laws governing distributions. The following is intended to be only a general description of how your distribution will be taxed as of the time this SPD was prepared. In general, when you receive a Plan distribution, it will be included in your gross income unless it is rolled over. Moreover, you may incur a nondeductible 10% penalty tax on any distribution you receive prior to attaining age 59 1/2. Generally, this penalty will not apply if you rollover the distribution to an Eligible Retirement Plan or if you receive the distribution on account of termination of employment after age 55, death or Disability.

        Most Plan distributions are Eligible Rollover Distributions except: (a) refunds of Elective Deferral or Roth Contributions to comply with rules under the Code, (b) minimum required distributions after a participant attains age 70 1/2, (c) hardship withdrawals and (d) dividends paid on Company Stock. An Eligible Retirement Plan includes: (i) a traditional or Roth IRA, (ii) a Code Section 401(a) qualified retirement or savings plan sponsored by an employer, (iii) a Code Section 403(a) annuity plan, (iv) a Code Section 403(b) annuity contract, or (v) an eligible Code Section 457(b) government-sponsored plan (note that not all these plans are required to accept rollovers). An Eligible Rollover Distribution that is not paid in a direct rollover is subject to a mandatory 20% withholding rate—even if you rollover the distribution on your own.

        Special Rules for Company Stock Distributions.    Special tax rules apply if your distribution is in the form of Company Stock, is made in a lump sum and is not rolled over (so it is included in your taxable income). You will be taxed on the cost basis to the Plan of the stock at the time of your distribution and not on the value of any appreciation in the stock (or the "net unrealized appreciation" when it is distributed). When you sell the stock, you will be taxed on the difference between the sale price and the cost basis to the Plan. Any gain or loss will be taxed under the long-term capital gains rules. The 12-month long-term capital gains holding period will be met automatically for any net unrealized appreciation accrued up to your distribution date, but for any gain thereafter the long-term capital gains holding period starts with your distribution date.

        THE RULES ON RETIREMENT PLAN DISTRIBUTIONS CAN BE COMPLICATED. THEREFORE, PRIOR TO RECEIVING A DISTRIBUTION YOU SHOULD CONSULT A QUALIFIED TAX ADVISER BEFORE MAKING A CHOICE.

26.  Miscellaneous

        The Plan is not an employment contract. The fact that you have been, are now, or may become a participant does not guarantee that you will continue to be employed by the Company or any affiliated company or that you will be rehired if your employment is terminated.

        In order to protect your benefits, the Plan provides that you may not assign, pledge, or alienate your benefits under the Plan. To the extent permitted by law, creditors will be prevented from reaching your accounts under the Plan.

27.  Statement of ERISA Rights

        As a participant in the Plan, you are entitled to certain rights and protections under ERISA. ERISA provides that all Plan participants shall be entitled to:

  a.
  Examine, without charge, at the Plan Administrator's office and at other specified employment locations of the employer, all Plan documents, including insurance contracts, collective bargaining agreements, and copies of all documents filed by the Plan with the U.S. Department of Labor, such as detailed annual reports (Form 5500 series) and Plan descriptions.

  b.
  Obtain copies of all Plan documents and other Plan information upon written request to the Plan Administrator. The Plan Administrator may assess a reasonable charge for the copies.

  c.
  Receive a summary of the Plan's annual financial report.

  d.
  Obtain a statement telling you whether you have a right to receive a retirement benefit at Normal Retirement Age and, if so, what your benefits under the Plan would be at Normal Retirement Age if you stopped working at that time. If you do not have a right to a retirement benefit, the statement will tell you how many years you have to work in order to be entitled to a retirement benefit. This statement must be requested in writing and is not required to be given more than once a year. The Plan must provide the statement free of charge.

        In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate your Plan, called "fiduciaries" of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries. No one, including your employer or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a pension benefit or exercising your rights under ERISA.

        If your claim for a retirement benefit is denied in whole or in part, you must receive a written explanation of the reason for the denial and be able to obtain documents relating to the decision at your request without charge. You have the right to have the Plan Administrator review and reconsider your claim within certain time schedules.

        Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the Plan Administrator and do not receive them within 30 days, you may file a suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator. If you have a claim for benefits that is denied or ignored in whole or in part, you may file suit in a state or federal court. In addition, if you disagree with the Plan Administrator's decision or lack thereof concerning the qualified status of a domestic relations order, you may file suit in federal court.

        If the Plan's fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees if, for example, it finds that your claim is frivolous.

        If you have any questions about your Plan, you should contact the Committee. If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you may contact the Committee or the nearest Area Office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory, or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue, N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration at 1-866-444-3272.

28.  Restrictions on Resale—Company Stock

        Any person receiving shares of Company Stock pursuant to a distribution under the Plan who is an "affiliate" of the Company as the term "affiliate" is used in Rules 144 and 405 under the Securities Act of 1933, as amended (the "Securities Act") (e.g., directors, officers and controlling stockholders of the Company) may reoffer or resell such shares only pursuant to a registration statement filed under the Securities Act (the Company having no obligation to file such a registration statement) or, assuming the availability thereof, pursuant to Rule 144 or some other exemption from the registration requirements of the Securities Act. Any person who may be an "affiliate" of the Company may wish to consult with counsel before transferring any Company Stock received from the Plan.

29.  Incorporation of Certain Additional Information by Reference

        The Company has filed Registration Statements on Form S-8 (File Nos. 333-43830, 333132509 and 333-166070) with the SEC pursuant to the Securities Act with respect to the shares of Company Stock that may be issued under the Plan. Pursuant to the rules of the SEC, this SPD serves as the prospectus for those Registration Statements, but it does not contain all the information set forth in the Registration Statements and the exhibits thereto, to which reference is made.

        The Company "incorporates by reference" into this prospectus the information in documents filed by the Company with the SEC, which means that we can disclose important information to you through these documents. The information incorporated by reference is an important part of this prospectus. Some information that will be filed subsequently with the SEC by the Company will automatically update this prospectus. Incorporated by reference in this prospectus are the documents listed below:

  a.
  Annual Report for the Company on Form 10-K for the fiscal year ended December 31, 2013 filed with the SEC on February 26, 2014;

  b.
  Quarterly Report for the Company on Form 10-Q for the period ended March 31, 2013 filed with the SEC on May 6, 2014;

  c.
  Quarterly Report for the Company on Form 10-Q for the period ended June 30, 2014 filed with the SEC on August 7, 2014;

  d.
  Quarterly Report for the Company on Form 10-Q for the period ended September 30, 2014 filed with the SEC on November 10, 2014;

  e.
  Proxy statement dated April 11, 2014 filed with the SEC on April 11, 2014;

  f.
  Current Reports on Form 8-K filed with the SEC in 2014 on each of January 16; February 7 and 26; March 27; April 17; May 9, 22 and 28; June 30; July 17; August 15; September 8 and 29; October 8 and 16; and November 14 and 21; and

  g.
  The description of Company's Common Stock contained in the Registration Statement on Form 8-A, as amended, dated April 27, 1999.

        We also incorporate by reference any filings made by the Company made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

        The Registration Statements and the filings described above can be accessed on the SEC's website at www.sec.gov.

        You may also request, and we will provide, a copy of Plan documents and the filings described above at no cost by contacting the Human Resources Director or the Committee at the following address and phone number:

    PrivateBancorp, Inc.
    120 South LaSalle Street
    Chicago, IL 60603
    (312) 564-2000

        Each participant in the Plan should have received a copy of PrivateBancorp, Inc.'s most recent Annual Report to Stockholders either previously or accompanying this prospectus. We will also provide each participant with copies of all reports, proxy statements and other communications distributed by us to our stockholders generally.

30.  Impact of Short-Swing Profit Rules for Section 16b Insiders

        Special rules apply to those participants who are considered to be insiders subject to the short-swing profit rules under Section 16b of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and have Company Stock investments under the Plan. Generally, these include certain officers, directors and 10% or greater stockholders (i.e., "Section 16 insiders").

        Participants who are deemed to be "Section 16 insiders" should consult with legal counsel regarding the applicability of Section 16 to their investment in or disposition of shares of Company Stock acquired under the Plan, which may be restricted and/or affect other purchases or sales of Company Stock outside the Plan.

31.  Facts About the Plan

Plan Sponsor; Primary Employer	PrivateBancorp, Inc. 120 South LaSalle Street Chicago, IL 60603
Other Employers	The PrivateBank and Trust Company
Plan Sponsor's Employer Identification Number (EIN)	36-3681151

Plan Name	PrivateBancorp, Inc. Savings, Retirement & Employee Stock Ownership Plan
Plan Number	001
Type of Plan	Defined Contribution 401(k) Profit Sharing Plan with an Employee Stock Ownership Plan Component
Plan Administrator	KSOP Plan Committee c/o PrivateBancorp, Inc. 120 South LaSalle Street Chicago, IL 60603 Telephone: (312) 564-2000
Loan Administrator	Compensation & Benefits Director c/o PrivateBancorp, Inc. 120 South LaSalle Street Chicago, IL 60603 Telephone: (312) 564-2000
Plan Year	January 1 to December 31
Trustee	Delaware Charter Guarantee & Trust Company, conducting business under the trade name of Principal Trust Company 1013 Centre Road Wilmington, DE 19805-1265
Agent for Legal Process of the Plan	PrivateBancorp, Inc. Attn: Legal 120 South LaSalle Street Chicago, IL 60603
Service of legal process may also be made on the Plan Administrator or a Trustee.
Plan Recordkeeper	The Principal Life Insurance Company P.O. Box 9394 Des Moines, IA 50306-9394
Additional Information

For more information about Principal Financial Group® or your plan, you may access The Principal website at www.principal.com or call TeleTouch® at 1-800-547-7754. TeleTouch is a special service from Principal Financial Group.

Principal Life and Delaware Charter Guarantee & Trust Company are member companies of The Principal Financial Group.
Additional information also may be obtained from the Committee.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.    Indemnification of Directors and Officers.

        Under the Bank Act and CIBC's by-laws, CIBC indemnifies any director or officer of CIBC, any former director or officer of CIBC, and any other person who acts or acted at CIBC's request as a director or officer of or in a similar capacity for another entity, and his or her heirs and personal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment reasonably incurred by them in respect of any civil, criminal, administrative, investigative or other proceeding in which they are involved because of that association with CIBC or other entity; provided (i) the person acted honestly and in good faith or in a similar capacity; and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the person had reasonable grounds for belief that their conduct was lawful.

        Under the Bank Act, the indemnified persons referred to above are entitled to indemnity from CIBC in respect of all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the person in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the person is subject because of their association with CIBC or another entity, if the person seeking indemnity:

  •
  was not judged by the court or other competent authority to have committed any fault or omitted to do anything they ought to have done; and

  •
  fulfills the conditions set out in (i) and (ii) above.

        CIBC has obtained director's and officer's liability insurance coverage, which, subject to policy terms and limitations, provides coverage for directors and officers of CIBC, acting as directors and officers of CIBC and its subsidiaries, in certain circumstances where CIBC is unable to provide indemnification to such directors and officers.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9.    Exhibits.

        The exhibits listed in the exhibit index beginning immediately following the signature pages hereto are filed herewith or incorporated herein by reference.

Item 10.    Undertakings.

  (a)
  The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

      (iii)
      To include any material information with respect to the plans of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

    (2)
    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)
    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4)
    If the registrant is a foreign private issuer, to file a post-effective amendment to the Registration Statement to include any financial statements required by Form 40-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

    (5)
    That, for the purpose of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

    (6)
    That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)
    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

    (iii)
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    (iv)
    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

  (b)
  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)
  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toronto, Province of Ontario, Canada, on June 23, 2017.

CANADIAN IMPERIAL BANK OF COMMERCE
By:	/s/ VICTOR G. DODIG Victor G. Dodig President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	CAPACITY	DATE

/s/ VICTOR G. DODIG Victor G. Dodig	President, Chief Executive Officer and Director (Principal Executive Officer)	June 23, 2017
/s/ KEVIN GLASS Kevin Glass	Senior Executive Vice-President and Chief Financial Officer (Principal Financial Officer)	June 23, 2017
/s/ DAVID ARNOLD David Arnold	Executive Vice-President, Finance Shared Services and Global Controller (Controller)	June 23, 2017
* John P. Manley	Chair of the Board	June 23, 2017
* Brent S. Belzberg	Director	June 23, 2017
* Nanci E. Caldwell	Director	June 23, 2017
* Gary F. Colter	Director	June 23, 2017

SIGNATURE	CAPACITY	DATE

* Patrick D. Daniel	Director	June 23, 2017
* Luc Desjardins	Director	June 23, 2017
* Linda S. Hasenfratz	Director	June 23, 2017
* Kevin J. Kelly	Director	June 23, 2017
* Christine E. Larsen	Director	June 23, 2017
* Nicholas D. Le Pan	Director	June 23, 2017
* Jane L. Peverett	Director	June 23, 2017
* Katharine B. Stevenson	Director	June 23, 2017
* Martine Turcotte	Director	June 23, 2017
* Ronald W. Tysoe	Director	June 23, 2017

SIGNATURE	CAPACITY	DATE

* Barry L. Zubrow	Director	June 23, 2017

*
Victor G. Dodig, by signing his name hereto, does sign this document on behalf of the above-noted individuals, pursuant to power of attorney duly executed by such individuals which has been filed as an exhibit to this Registration Statement.

By:	/s/ VICTOR G. DODIG Victor G. Dodig Attorney-In-Fact

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Canadian Imperial Bank of Commerce in the United States, on June 23, 2017.

By:	/s/ MICHAEL G. CAPATIDES Michael G. Capatides Authorized Representative in the United States

INDEX TO EXHIBITS

Exhibit Number	Exhibit
4.1	By-laws of Canadian Imperial Bank of Commerce (incorporated by reference to the Current Report on Form 6-K filed by Canadian Imperial Bank of Commerce with the SEC on April 5, 2016)
4.2
PrivateBancorp, Inc. Savings, Retirement & Employee Stock Ownership Plan, As Amended and Restated Effective Generally as of February 1, 2016 (incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-8, dated June 23, 2017)
4.3	PrivateBancorp, Inc. 2007 Long-Term Incentive Compensation Plan (incorporated by reference to Exhibit 4.3 to the Registrant's Registration Statement on Form S-8, dated June 23, 2017)
4.4	PrivateBancorp, Inc. Amended and Restated 2011 Incentive Compensation Plan (incorporated by reference to Exhibit 4.5 to the Registrant's Registration Statement on Form S-8, dated June 23, 2017)
4.5
First Amendment to the PrivateBancorp, Inc. Savings, Retirement and Employee Stock Ownership Plan, As Amended and Restated Effective Generally as of February 1, 2016 (incorporated by reference to Exhibit 4.6 to the Registrant's Registration Statement on Form S-8, dated June 23, 2017)
5.1	Opinion of Torys LLP
23.1	Consent of Ernst & Young LLP
23.2	Consent of Torys LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included in signature pages to Form F-4, Registration No. 333-217170, filed on April 6, 2017)